UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2021, Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), appointed Jennifer G. Straumins to serve as a member of the board of directors of the Company (the “Board”), effective immediately. Ms. Straumins is filling the vacancy left as a result of the passing of her father, F. William Grube. Ms. Straumins was selected by the Grube Family Group as their appointee to the Board pursuant to their rights under the Company’s Operating Agreement. There are no other arrangements or understandings between Ms. Straumins and any other persons pursuant to which she was appointed to serve as a director of the Board. Ms. Straumins has a minority equity interest in the Company. Except as otherwise disclosed in our periodic reports, there are no relationships between Ms. Straumins and the Company or the Partnership or any related person of the Company or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Straumins' service on the Board, she is eligible to receive a compensation package commensurate with other members of the Board who are not officers or employees of the Company or its affiliates (“Non-Employee Directors”), which consists of the following: (a) an annual fee of $70,000, payable quarterly; and (b) an annual award of restricted units or phantom units with a market value of approximately $100,000. In addition, the Company reimburses each Non-Employee Director for her out-of-pocket expenses in connection with attending meetings of the Board or committees. Under certain circumstances, we will also indemnify each director for her actions associated with being a director to the fullest extent permitted under Delaware law.

Item 7.01 Regulation FD Disclosure.

     On November 18, 2021, the Partnership issued a press release announcing the appointment of Ms. Straumins as discussed above, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by the Partnership under the Exchange Act and the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Press Release, dated February 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

February 18, 2021	By:	/s/ Stephen P. Mawer
Name: Stephen P. Mawer
Title: Chief Executive Officer